UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 11, 2013

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2013, Authentidate Holding Corp. (the “company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with selected institutional and accredited investors (the “Investors”) to sell and issue $2.46 million of units of its securities in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder (the “Private Placement”). In the aggregate, the company agreed to sell to the Investors a total of 2,347,625 shares of common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase 774,716 shares of common stock (the “Warrants”). The shares of Common Stock and Warrants were sold as units, at a price of $1.05 per unit, with each unit consisting of one share of Common Stock and one Warrant, as described below, to purchase 0.33 shares of Common Stock.

The closing occurred on November 12, 2013 and the company received net proceeds of approximately $2.4 million, after the deduction of offering expenses, for general corporate and working capital purposes. Under the Purchase Agreement, we granted the Investors a right to participate in future financing transactions for a period of 12 months after the closing subject to customary exclusions.

The Warrants have an exercise price of $1.38 per share, which is equal to 120% of the closing price of our common stock immediately prior to the execution of the Purchase Agreement, and are exercisable for a period of 54 months commencing on the six month anniversary of the closing date. The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Warrants will also be exercisable on a “cashless exercise” basis in the event that after the first anniversary of the closing, the resale of the underlying shares of Common Stock is not covered by a registration statement declared effective by the SEC. The right of holders to exercise Warrants for shares of Common Stock will be subject to a beneficial ownership limitation of 4.99%.

Concurrently with the execution of the Purchase Agreement, the company also entered into a registration rights agreement with the Investors pursuant to which it granted them a right, commencing on the first anniversary of the closing, to require the company to file a registration statement with the SEC covering the resale of the shares of Common Stock issued at closing and which may be issued upon exercise of the Warrants. The company also granted the Investors piggyback registration rights covering these securities.

A copy of the form of Purchase Agreement is attached hereto as Exhibit 10.1, a copy of the form of Registration Rights Agreement is attached as Exhibit 10.2, and a copy of the form of Warrant is attached as Exhibit 4.1. The above descriptions of the Purchase Agreement, the Registration Rights Agreement, and the form of Warrant are qualified in their entirety by reference to Exhibits 10.1, 10.2, and 4.1, respectively and such agreements are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K concerning the Private Placement is incorporated by reference into this Item 3.02. The sale and issuance of the shares of Common Stock and Warrants and the issuance of shares of Common Stock upon exercise thereof have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. These securities have not been registered under the Securities Act and may not be resold absent registration under or an exemption from the Securities Act and applicable state securities laws. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the company’s securities, nor will there be any sales of these securities by the company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 8.01	Other Events.

On November 12, 2013, the company issued a press release announcing the Private Placement, as described in Item 1.01 of this Current Report on Form 8-K. The company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Form 8-K:

Exhibit No.	Description

4.1	Form of Warrant issuable to Investors

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release of Authentidate Holding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer and President

Date: November 13, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant issuable to investors

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release of Authentidate Holding Corp.

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